Exhibit 99.1

Union Pacific Reports First Quarter 2016 Results

First Quarter Operating Ratio of 65.1 percent

FOR IMMEDIATE RELEASE

First Quarter Results

•	Diluted earnings per share of $1.16 declined 11 percent.
•	Operating income totaled $1.7 billion, down 15 percent.
•	Operating ratio of 65.1 percent, up 0.3 points.

Omaha, Neb., April 21, 2016 – Union Pacific Corporation (NYSE: UNP) today reported 2016 first quarter net income of nearly $1.0 billion, or $1.16 per diluted share compared to about $1.2 billion, or $1.30 per diluted share, in the first quarter 2015.

“In this challenging volume environment, we have continued our intense focus on operating safely and efficiently, managing our resources, and improving our customer experience,” said Lance Fritz, Union Pacific chairman, president and chief executive officer.  “As a result, the quarterly operating ratio came in at 65.1 percent, up only 0.3 points from last year, as solid core pricing and productivity improvements helped to offset an 8 percent decline in total volumes.”

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First Quarter Summary

Operating revenue of $4.8 billion was down 14 percent in the first quarter 2016 compared to the first quarter 2015.  First quarter business volumes, as measured by total revenue carloads, declined 8 percent compared to 2015.  Volume declines in coal, industrial products, agricultural products, and intermodal more than offset growth in automotive.  Chemicals volume was flat compared to 2015 as declines in crude oil and fertilizer carloads offset growth in other chemicals shipments.  In addition:

•	Quarterly freight revenue decreased 14 percent compared to the first quarter 2015, as volume declines, lower fuel surcharge revenue, and negative business mix more than offset core pricing gains.
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Union Pacific’s 65.1 percent operating ratio was unfavorable by 0.3 points compared to the first quarter 2015.  The net impact of lower fuel prices during the quarter negatively impacted the operating ratio by about 0.5 points.

•	The $1.25 per gallon average quarterly diesel fuel price in the first quarter 2016 was 36 percent lower than the first quarter 2015.
•	Quarterly train speed, as reported to the Association of American Railroads, was 27.3 mph, 11 percent faster than the first quarter 2015.
•	Union Pacific’s reportable personal injury rate of 0.75 per 200,000 employee-hours was a first quarter record, improving 12 percent compared to the first quarter 2015.
•	The Company repurchased 9.3 million shares in the first quarter 2016 at an aggregate cost of $713 million.

Summary of First Quarter Freight Revenues

•	Automotive down 1 percent
•	Chemicals down 2 percent
•	Agricultural Products down 6 percent
•	Intermodal down 9 percent
•	Industrial Products down 18 percent
•	Coal down 43 percent

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2016 Outlook

“This year has brought a continuation of many of the same trends we experienced throughout most of 2015,” Fritz said.  “An energy market recession, low commodity prices, the strength of the U.S. dollar in a soft global economy, and muted domestic retail demand all contributed to market weakness across many of our business lines.  Despite the current challenges, we will continue to adapt to new business environments, drive productivity and innovation, and improve our industry leading safety performance as we work toward our ultimate goal of zero incidents.  At the same time, we will leverage the strength and diversity of the Union Pacific franchise to develop new business opportunities, provide an excellent customer experience, and generate strong long-term value for our shareholders.”

First Quarter 2016 Earnings Conference Call

Union Pacific will host its first quarter 2016 earnings release presentation live over the Internet and via teleconference on Thursday, April 21, 2016 at 8:45 a.m. Eastern Time.  The presentation will be webcast live over the internet on Union Pacific’s website at www.up.com/investor.  Alternatively, the webcast can be accessed directly through the following link.  Participants may join the conference call by dialing 877/407-8293 (or for international participants, 201/689-8349).

ABOUT UNION PACIFIC

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America's most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2006-2015, Union Pacific invested approximately $33 billion in its network and operations to support America’s transportation infrastructure.  The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific  serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada's rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

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Union Pacific Investor contact: Mike Staffenbeal at 402-544-4227.

Union Pacific Media contact: Aaron Hunt at 402-544-0100.

Supplemental financial information is attached.

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This presentation and related materials contain statements about the Company’s future that are not statements of historical fact, including specifically the statements regarding the Company’s expectations with respect to economic conditions and demand levels; its ability to generate financial returns, improve network performance, productivity and cost efficiency; capital spending plans; new business development opportunities; and providing returns to its shareholders.  These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934.  Forward-looking statements also generally include, without limitation, information or statements regarding:  projections, predictions, expectations, estimates or forecasts as to the Company’s and its subsidiaries’ business, financial, and operational results, and future economic performance;  and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved.  Forward-looking information, including expectations regarding operational and financial improvements and the Company’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.  Important factors, including risk factors, could affect the Company’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for 2015, which was filed with the SEC on February 5, 2016.  The Company updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made.  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.  References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	1st Quarter
For the Periods Ended March 31,	2016	2015	%
Operating Revenues
Freight revenues	$4,502	$5,251	(14)%
Other revenues	327	363	(10)
Total operating revenues	4,829	5,614	(14)
Operating Expenses
Compensation and benefits	1,213	1,369	(11)
Purchased services and materials	569	643	(12)
Depreciation	502	491	2
Fuel	320	564	(43)
Equipment and other rents	289	311	(7)
Other	249	259	(4)
Total operating expenses	3,142	3,637	(14)
Operating Income	1,687	1,977	(15)
Other income	46	26	77
Interest expense	(167)	(148)	13
Income before income taxes	1,566	1,855	(16)
Income taxes	(587)	(704)	(17)
Net Income	$979	$1,151	(15)%

Share and Per Share
Earnings per share - basic	$1.16	$1.31	(11)%
Earnings per share - diluted	$1.16	$1.30	(11)
Weighted average number of shares - basic	844.0	879.3	(4)
Weighted average number of shares - diluted	846.7	882.8	(4)
Dividends declared per share	$0.55	$0.55	-

Operating Ratio	65.1%	64.8%	0.3	pts
Effective Tax Rate	37.5%	38.0%	(0.5)	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2016	2015	%
Freight Revenues (Millions)
Agricultural Products	$882	$939	(6)%
Automotive	510	516	(1)
Chemicals	878	897	(2)
Coal	519	915	(43)
Industrial Products	834	1,017	(18)
Intermodal	879	967	(9)
Total	$4,502	$5,251	(14)%
Revenue Carloads (Thousands)
Agricultural Products	235	245	(4)%
Automotive	217	202	7
Chemicals	268	267	-
Coal	262	399	(34)
Industrial Products	274	306	(10)
Intermodal*	788	812	(3)
Total	2,044	2,231	(8)%
Average Revenue per Car
Agricultural Products	$3,749	$3,838	(2)%
Automotive	2,350	2,553	(8)
Chemicals	3,272	3,362	(3)
Coal	1,985	2,293	(13)
Industrial Products	3,041	3,325	(9)
Intermodal*	1,116	1,191	(6)
Average	$2,202	$2,354	(6)%

*Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

	Mar. 31,	Dec. 31,
Millions, Except Percentages	2016	2015
Assets
Cash and cash equivalents	$2,673	$1,391
Other current assets	2,410	2,739
Investments	1,404	1,410
Net properties	49,071	48,866
Other assets	214	194
Total assets	$55,772	$54,600

Liabilities and Common Shareholders' Equity
Debt due within one year	$402	$594
Other current liabilities	2,885	2,612
Debt due after one year	14,791	13,607
Deferred income taxes	15,404	15,241
Other long-term liabilities	1,815	1,844
Total liabilities	35,297	33,898
Total common shareholders' equity	20,475	20,702
Total liabilities and common shareholders' equity	$55,772	$54,600

Debt to Capital	42.6%	40.7%
Adjusted Debt to Capital*	47.1%	45.7%

*Adjusted Debt to Capital is a non-GAAP measure; however, management believes that it is an important measure in evaluating our financial performance. See page 6 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Year-to-Date
For the Periods Ended March 31,	2016	2015
Operating Activities
Net income	$979	$1,151
Depreciation	502	491
Deferred income taxes	169	108
Other - net	523	314
Cash provided by operating activities	2,173	2,064

Investing Activities
Capital investments	(687)	(1,101)
Other - net	15	(41)
Cash used in investing activities	(672)	(1,142)

Financing Activities
Debt issued	1,278	1,146
Common shares repurchased	(706)	(792)
Dividends paid*	(465)	(922)
Debt repaid	(282)	(333)
Other - net	(44)	(20)
Cash used in financing activities	(219)	(921)

Net Change in Cash and Cash Equivalents	1,282	1
Cash and cash equivalents at beginning of year	1,391	1,586
Cash and Cash Equivalents at End of Period	$2,673	$1,587

Free Cash Flow**
Cash provided by operating activities	$2,173	$2,064
Cash used in investing activities	(672)	(1,142)
Dividends paid	(465)	(922)
Free cash flow	$1,036	$-

*The 2015 dividends paid amount includes the fourth quarter 2014 dividend of $438 million, which was paid on January 2, 2015, as well as the first quarter 2015 dividend of $484 million, which was paid on March 30, 2015.  Beginning in 2015, the timing of the dividend declaration and payable dates was aligned to occur within the same quarter.

**Free cash flow is a non-GAAP measure; however, we believe this measure is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2016	2015	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	205,480	237,213	(13)%
Employees (average)	43,655	48,830	(11)
GTMs (millions) per employee	4.71	4.86	(3)

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$ 1.25	$ 1.95	(36)%
Fuel consumed in gallons (millions)	247	282	(12)
Fuel consumption rate*	1.204	1.187	1

AAR Reported Performance Measures
Average train speed (miles per hour)	27.3	24.6	11%
Average terminal dwell time (hours)	28.6	30.6	(7)

Revenue Ton-Miles (Millions)
Agricultural Products	22,291	22,982	(3)%
Automotive	4,578	4,293	7
Chemicals	17,272	18,209	(5)
Coal	24,773	41,710	(41)
Industrial Products	17,041	20,168	(16)
Intermodal	18,708	19,048	(2)
Total	104,663	126,410	(17)%

*Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*
	Mar. 31,	Dec. 31,
Millions, Except Percentages	2016	2015
Debt (a)	$15,193	$14,201
Equity	20,475	20,702
Capital (b)	$35,668	$34,903
Debt to capital (a/b)	42.6%	40.7%

*Total debt divided by total debt plus equity. We believe this measure is important to management and investors in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

Adjusted Debt to Capital, Reconciliation to GAAP*
	Mar. 31,	Dec. 31,
Millions, Except Percentages	2016	2015
Debt	$15,193	$14,201
Net present value of operating leases	2,617	2,726
Unfunded pension and OPEB	445	463
Adjusted debt (a)	18,255	17,390
Equity	20,475	20,702
Adjusted capital (b)	$38,730	$38,092
Adjusted debt to capital (a/b)	47.1%	45.7%

*Total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Operating leases were discounted using 4.7% at March 31, 2016, and 4.8% at December 31, 2015. The discount rate reflects our effective interest rate. We believe this measure is important to management and investors in evaluating the total amount of leverage in our capital structure including off-balance sheet lease obligations.